Exhibit 10.76

EXECUTION

PLS REPO FACILITY

AMENDMENT NO. 8 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 8 to Amended and Restated Master Repurchase Agreement, dated as of December 23, 2014 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC  (the  “Guarantor”).

RECITALS

The Buyer, the Seller and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 3, 2013 (as amended by Amendment No. 1, dated as of September 5, 2013, Amendment No. 2, dated as of January 10, 2014,  Amendment No. 3, dated as of March 13, 2014, Amendment No. 4, dated as of April 30, 2014,  Amendment No. 5, dated as of May 22, 2014, Amendment No. 6, dated as of June 3, 2014, and Amendment No. 7, dated as of October 31, 2014,  the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of May 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 14, 2009,  by the Guarantor in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
1.1 deleting the definitions of “Aged Loan”, “Aging Limit”, “Maximum Committed Purchase Price” and “Mortgage Loan” in their entirety and replacing them with the following:

“Aged Loan” means a Mortgage Loan (other than with respect to a  GNMA Loan,  a Non-Agency QM Mortgage Loan and a  Pooled Mortgage Loan) which has been subject to one or more Transactions hereunder for a period of greater than 60 days but not greater than 90 days.

“Aging Limit” means (i) with respect to Purchased Mortgage Loans other than Aged Loans, GNMA Loans and Non-Agency QM Mortgage Loans, 60 days, (ii) with respect to Purchased Mortgage Loans that are Aged Loans, 90 days, and (iii) with respect to Purchased Mortgage Loans that are Non-Agency QM Mortgage Loans, 270 days.

 “Maximum Committed Purchase Price” means $500,000,000; provided, that, for all purposes hereunder, for all Purchased Mortgage Loans that are GNMA Loans, the Maximum Committed Purchase Price shall be deemed to be $400,000,000.  For the avoidance of doubt, the Maximum Committed Purchase Price hereunder shall not exceed $500,000,000, inclusive of all Purchased Mortgage Loans, including all Purchased Mortgage Loans that are GNMA Loans.

“Mortgage Loan” means any Agency Mortgage Loan, Non-Agency QM Mortgage Loan, GNMA Loan or Pooled Mortgage Loan which is a fixed or floating rate, one to four family residential mortgage loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that, Mortgage Loans shall not include any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than sixty (60) days following the origination date except with respect to (i) any Mortgage Loan that is transferred to Seller from PennyMac Corp., in which case the related Purchase Date is no more than one hundred twenty (120) days following the origination date, and (ii) any Mortgage Loan that is a GNMA Loan.

1.2 deleting the definitions of “Aged 30 Day Loan”, “Aged 60 Day Loan” and “Aged 270 Day Loan” in their entirety and all references thereto.
1.3 deleting the definition of “Jumbo Mortgage Loan” in its entirety and replacing it with the following definition of “Non-Agency QM Mortgage Loan”:

“Non-Agency QM Mortgage Loan”  means a Mortgage Loan with an original principal balance in an amount in excess of the then applicable conventional conforming limits, including general limits and high-cost area limits, for Mortgaged Properties securing Mortgage Loans in such county or local area; provided, however, that Non-Agency QM Mortgage Loans shall not include any Mortgage Loan with an original principal balance in excess of $2,000,000.

1.4 deleting all references to “Jumbo Mortgage Loan” in their entirety and replacing them with “Non-Agency QM Mortgage Loan”.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;
(b) Amendment No. 6 to that certain Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 4. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8. Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

PennyMac Loan Services, LLC, as Seller

By:	/s/ Anne McCallion
Name:	Anne McCallion
Title:	Chief Financial Officer

Private National Mortgage Acceptance Company, LLC, as Guarantor

By:	/s/ Anne McCallion
Name:	Anne McCallion
Title:	Chief Financial Officer

Signature Page to Amendment No. 8 to Amended and Restated Master Repurchase Agreement